UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  /x/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for the use of the Commission only (as permitted by Rule
    14a-6(e)(2))
/ / Definitive Proxy Statement
/x/ Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-12

                           THE TOWN AND COUNTRY TRUST
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                (Name of Registrant As Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/     No fee required.
/ /     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)      Title of each class of securities to which transaction applies:

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2)      Aggregate number of securities to which transaction applies:

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3)      Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)      Proposed maximum aggregate value of transaction:

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5)      Total fee paid:

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/ /     Fee paid previously with preliminary materials.


/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1) Amount previously paid:

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2) Form, Schedule or Registration Statement No.:

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3) Filing party:

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4) Date filed:
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THE FOLLOWING DISCLOSURE WAS INCLUDED IN ITEM 8.01 OF THE CURRENT REPORT ON FORM
8-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY THE TOWN AND COUNTRY TRUST ON FEBRUARY 2, 2006:

         On February 2, 2006, The Town and Country Trust (the "Trust") issued a press release acknowledging receipt on February 2, 2006 of a non-binding proposal from Berkshire Property Advisors, LLC to acquire TCT for $37.00 per share or limited partnership interest of the Trust's operating partnership, plus a pro-rata payment in respect of TCT dividends as contemplated by the existing agreement and plan of merger, dated December 19, 2005, among TCT, The TC Operating Limited Partnership, Magazine Acquisition GP LLC, Magazine Acquisition LP and Magazine Acquisition LLC.

THE TOWN AND COUNTRY TRUST FILED THE FOLLOWING PRESS RELEASE DATED FEBRUARY 2, 2006 IN CONNECTION WITH ITS FILING OF THE CURRENT REPORT ON FORM 8-K:

FOR IMMEDIATE RELEASE:

The Town and Country Trust Announces Receipt of Unsolicited Proposal from Berkshire Property Advisors, LLC

BALTIMORE, Md., February 2, 2006 - The Town and Country Trust (NYSE:TCT), a multifamily real estate investment trust, announced today that it received an unsolicited proposal from Berkshire Property Advisors, LLC ("Berkshire") outlining a proposed transaction that contemplates the acquisition by Berkshire of TCT and TCT's operating partnership for $37.00 per share or common unit, plus a pro-rata payment in respect of TCT dividends as contemplated by TCT's merger agreement dated December 19, 2005 among TCT, The TC Operating Limited Partnership, Magazine Acquisition GP LLC, Magazine Acquisition LP and Magazine Acquisition LLC (collectively, "Magazine Acquisition"). Berkshire's proposal is subject to completion of confirmatory due diligence and the execution of definitive documentation, which Berkshire's proposal states that would be substantially similar to TCT's merger agreement with Magazine Acquisition. Berkshire's proposal also states that Berkshire is confident that they would be in a position to complete its due diligence investigation and execute a definitive transaction agreement within 21 days from commencement of due diligence. TCT's Board of Trustees will consider the proposal submitted by Berkshire and TCT will have no further comment on this matter at this time.

TCT's Board of Trustees continues to recommend the existing $33.90 per share transaction with Magazine Acquisition and the agreement and plan of merger with Magazine Acquisition continues to be in effect. TCT has called a special meeting of shareholders to be held on March 9, 2006 at which TCT will seek shareholder approval of the agreement and plan of merger with Magazine Acquisition and the transactions contemplated thereby.

ABOUT THE TOWN AND COUNTRY TRUST

TCT is a multifamily real estate investment trust that owns and operates 38 apartment communities with 13,183 apartment homes in the Mid-Atlantic states and Florida. Additional information regarding TCT can be found on TCT 's web site at www.tctrust.com.

MORE INFORMATION

In connection with TCT's solicitation of proxies with respect to the meeting of shareholders called in connection with the proposed merger with Magazine Acquisition, TCT will file with the SEC a definitive proxy statement which will be mailed to shareholders on or around January 30, 2006. SHAREHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT DISTRIBUTED TO SHAREHOLDERS BECAUSE IT CONTAINS IMPORTANT INFORMATION. Shareholders may obtain, free-of-charge, a copy of the definitive proxy statement and other relevant documents filed with the SEC from the SEC's website at www.sec.gov. Shareholders may also obtain a free-of-charge copy of the definitive proxy statement and other relevant documents by directing a request by mail or telephone to The Town and Country Trust, 300 East Lombard Street, Baltimore, Maryland 21202,
Attention: Secretary, telephone: (410) 539-7600, or from TCT's website at www.tctrust.com.

TCT and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be "participants" in the solicitation of proxies from shareholders of TCT in favor of the proposed merger with Magazine Acquisition. Information regarding the persons who may be considered "participants" in the solicitation of proxies, including their beneficial ownership of TCT common stock as of January 26, 2005, is set forth in TCT's definitive proxy statement as filed with the SEC. Information regarding the trustees and executive officers of TCT is included in its definitive proxy statements for its 2005 Annual Meetings filed with the SEC in March 2005 and may be obtained free of charge at the SEC's website at www.sec.gov or at TCT's website at www.tctrust.com. This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

FOR FURTHER DETAILS CONTACT THE TOWN AND COUNTRY TRUST:

Harvey Schulweis                                       Joseph Calabrese

Chairman and Chief Executive Officer                   (Investor Inquiries)

The Town and Country Trust                             Financial Relations Board

(212) 407-2170                                         (212) 827-3772